SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): October 12, 2000


                         HEALTHY PLANET PRODUCTS, INC.
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                Exact Name of Registrant as Specified in Its Charter

                                 Delaware
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                 (State or Other Jurisdiction of Incorporation)

       1-13048                                       94-2601764
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(Commission File Number)                   (IRS Employer Identification Number)


  1700 Corporate Circle Petaluma, CA                         94954
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(Address of Principal Executive Offices)                    Zip Code

                               (707) 778-2280
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             (Registrant's Telephone Number, Including Area Code)

                                   N/A
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          (Former Name or Former Address if Changed Since Last Report)





Item 5. Other Events.

     On October 12, 2000, Registrant borrowed the sum of $500,000 from The InterGroup Corporation ("InterGroup"). This loan was evidenced by a secured promissory note and a security agreement granting a security interest in all Registrant's accounts receivable and proceeds thereof. The loan bears interest at the rate of 13.875% per annum and is due on February 28, 2001, or sooner from the proceeds from the collection of Registrant's accounts receivable. Mr. John V. Winfield, Chairman of the Board and a principal shareholder of Registrant, is also Chairman of the Board and a principal shareholder of InterGroup. Prior to obtaining this loan from InterGroup, Registrant unsuccessfully sought secured or unsecured lending from bank or institutional lenders and to otherwise factor or finance its accounts receivable. In the absence of an alternative lender, Registrant proposed the lending transaction to InterGroup.






                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEALTHY PLANET PRODUCTS, INC.


Dated: October 13, 2000                 By /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Secretary